Exhibit 10.11

FORWARD PURCHASE AGREEMENT

This Forward Purchase Agreement (this “Agreement”) is entered into as of [____________], 2020, between Lionheart Acquisition Corporation II, a Delaware corporation (the “Company”), and Nomura Securities International, Inc. (the “Purchaser”).

Recitals

WHEREAS, the Company was incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”);

WHEREAS, the Company has confidentially submitted to the U.S. Securities and Exchange Commission (the “SEC”) a draft registration statement on Form S-1 (the “Registration Statement”) for its initial public offering (the “IPO”) of units (the “Public Units”) at a price of $10.00 per Public Unit, each comprised of one share of Class A common stock of the Company, par value $0.0001 per share (each a “Class A Share” and, collectively, the “Class A Shares”, and the Class A Shares included in the Public Units, the “Public Shares”), and one-half of one redeemable warrant, where each whole redeemable warrant is exercisable to purchase one Class A Share at an exercise price of $11.50 per whole share (each a “Warrant” and, collectively, the “Warrants”);

WHEREAS, following the closing of the IPO (the “IPO Closing”), the Company will seek to identify and consummate a Business Combination;

WHEREAS, on January 10, 2020, Lionheart Equities, LLC (the “Sponsor”) purchased 5,000,000 shares of Class B common stock, par value $0.0001 per share (each a “Class B Share” and, collectively, the “Class B Shares”), from the Company, for an aggregate purchase price of $25,000;

WHEREAS, on July 24, 2020, the Purchaser purchased 82,500 Class B Shares from the Sponsor for an aggregate purchase price of $412.50;

WHEREAS, the Class B Shares are convertible into Class A Shares on the terms and conditions set forth in the Company’s Amended and Restated Certificate of Incorporation;

WHEREAS, the parties wish to enter into this Agreement, pursuant to which, subject to the terms and conditions set forth in this Agreement, at any one time or from time to time, commencing on the date of the mailing of the proxy statement (the “Proxy Statement”) in connection with the Company’s initial Business Combination (the “Mailing Date”) and through the Purchase Deadline (as defined below), other than as expressly provided in Section 1(a)(ii) of this Agreement, the Purchaser shall purchase (the “Forward Commitment”) a number of Public Shares for aggregate cash consideration of up to $100,000,000, or such lesser amount as is specified by the Company in the Funding Request1 (the “Forward Commitment Amount”); and

1 Assumes $200 million base IPO.

WHEREAS, as consideration for the Purchaser’s Forward Commitment, the Purchaser shall be entitled to the payment of the cash fees by or on behalf of the Company as set forth in Section 1(a)(iii) hereof.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Agreement

1.             Sale and Purchase.

(a)           Purchase of Shares.

(i)            Commencing on the Mailing Date and through the close of business on the Business Day (as defined below) immediately preceding the Business Combination Closing (as defined below) date (the close of business on such immediately preceding Business Day, the “Purchase Deadline”), the Purchaser shall (provided it is lawful to do so and to the extent requested by the Company in writing (the “Funding Request”) no later than four Business Days prior to the Business Combination Closing date) use its reasonable best efforts to purchase Public Shares, at any one time or from time to time and in such amount or amounts, for an aggregate purchase price up to (but not exceeding) the Forward Commitment Amount (the “Market Commitment Amount”). All such purchases under this Section 1(a)(i) shall be made by the Purchaser via one or more open market purchases or in one or more privately negotiated transactions with one or more third parties, including through forward contracts (together, the “Market Purchases”), provided that: (a) any such privately negotiated transactions settle substantially concurrently with the closing of the Company’s initial Business Combination (the “Business Combination Closing”) and are conditioned upon the occurrence of the Business Combination Closing, (b) the Purchaser shall not be required to purchase any Public Shares at a per share price in excess of the estimated per share redemption price set forth in the Proxy Statement and (c) no such purchases shall occur until at least 90 days following the IPO Closing. On the date immediately following the Purchase Deadline, and at such other times as may be requested by the Company, the Purchaser shall (x) notify the Company in writing of the number of Public Shares so purchased pursuant to this Section 1(a)(i) (the “Market Shares”) and the aggregate purchase price paid therefor by the Purchaser and (y) in the case of any Market Shares acquired in privately negotiated transactions with one or more third parties, provide the Company with all documentation reasonably requested by the Company and its advisors (including without limitation, its legal counsel) and its transfer agent and proxy solicitor to confirm that: (A) the Purchaser purchased, or has contracted to purchase, such Market Shares, and (B) the seller of such Market Shares has provided to the Purchaser a representation that (I) the seller voted such Market Shares in favor of the Business Combination and the other proposals of the Company set forth in the Proxy Statement and (II) the seller of such Market Shares did not exercise its redemption rights with respect to such Market Shares in connection with the special meeting to approve the Business Combination; provided that such information shall not be publicly disclosed by the Company without the Purchaser’s prior written consent. For the purposes of this Agreement, “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York.

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(ii)              The Purchaser agrees and acknowledges that up to $85,000,000 of the Forward Commitment may be restructured into an investment in equity securities of the Company other than Public Shares (such other equity securities, the “Forward Purchase Securities” and, together with the Market Shares, the “Securities”), in which case (A) the terms of such Forward Purchase Securities and the terms of the purchase thereof shall be mutually agreed between the Company and the Purchaser and such Forward Purchase Securities shall be issued by the Company and purchased by the Purchaser in accordance with such terms, and (B) the Company shall use reasonable best efforts to structure the terms and offering of the Forward Purchase Securities to make eligible and otherwise facilitate the resale of the Forward Purchase Securities, including, without limitation, any resale pursuant to Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”); provided that such restructuring shall not occur, such terms shall not be agreed upon, and any related purchase agreement shall not be entered into, until at least 90 days following the IPO Closing. The aggregate purchase price for the Forward Purchase Securities is hereinafter referred to as the “FPS Purchase Price.” Notwithstanding anything to the contrary contained herein, the aggregate purchase price of Forward Purchase Securities (excluding, for the avoidance of doubt, any Market Shares purchased pursuant to Section 1(a)(i) hereof) to be purchased by the Purchaser shall equal the amount by which (x) the aggregate amount of funds necessary to consummate the proposed Business Combination exceeds (y) the sum of (I) the aggregate gross proceeds to the Company from any debt financing obtained by the Company and any Forward Purchase Securities purchased by third parties (other than the Purchaser or its permitted assignees) in private placements or privately negotiated transactions to occur substantially concurrently with the Business Combination Closing and (II) the amount available to the Company from the Trust Account (as defined in Section 4(a)(i) hereof) (after giving effect to redemptions or repurchases, as applicable, of all of the Public Shares required to be redeemed or repurchased in connection with the Business Combination); provided that in no event shall the FPS Purchase Price exceed $85 million and in no event shall the total amount of Securities purchased hereunder exceed the Forward Commitment Amount.

(iii)            The Company shall pay or cause to be paid to the Purchaser a cash commitment fee in an amount equal to two percent (2%) of the Forward Commitment Amount (the “Commitment Fee”) in connection with its agreement to purchase the Securities; provided, that no Commitment Fee shall be due if (i) the Company notifies the Purchaser in writing that it does not require the Purchaser to provide the Forward Commitment or (ii) the Purchaser exercises its Right of Excusal (as defined below).  The Commitment Fee shall be paid in cash, by wire transfer of immediately available funds to an account designated by the Purchaser, at the Business Combination Closing (less any offset for previously paid Commitment Carrying Costs in accordance with the last sentence of this Section 1(a)(iii)).  The Company shall also pay or cause to be paid to the Purchaser an amount equal to the accrued internal charges and carrying costs incurred by the Purchaser in connection with its Forward Commitment obligations hereunder (collectively, the “Commitment Carrying Costs”).  The Commitment Carrying Costs shall be paid in cash, by wire transfer of immediately available funds to an account designated by the Purchaser, on a monthly basis during the period from and including the date of the Company’s execution of a definitive agreement for a Business Combination through the earlier of (i) the Business Combination Closing and (ii) the date the Company notifies the Purchaser in writing that it does not require the Purchaser to provide the Forward Commitment, promptly (but in no event later than three (3) Business Days) following the Company’s receipt of an invoice therefor from the Purchaser.  Up to $1.0 million of aggregate Commitment Carrying Costs, to the extent timely paid to the Purchaser in accordance with this Section 1(a)(iii), may be credited against (and otherwise reduce) the Commitment Fee payable at the Business Combination Closing.

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(iv)             In the event the Company and the Purchaser mutually agree to sell and purchase Forward Purchase Securities as described in Section 1(a)(ii) hereof, the Company shall deliver written notice to the Purchaser, prior to 9:30 a.m., New York time, on the third (3rd) Business Day before the day on which the Purchaser is required to fund the FPS Purchase Price to the Escrow Account (as defined below) (or an alternative account agreed to by the Company and the Purchaser) as provided in the immediately succeeding sentence, specifying the number of Forward Purchase Securities the Purchaser is required to purchase, the anticipated date of the Business Combination Closing, the FPS Purchase Price and instructions for wiring the FPS Purchase Price to an account (the “Escrow Account”) of a third-party escrow agent, which shall be the Company’s transfer agent (the “Escrow Agent”), to be established pursuant to an escrow agreement between the Company and the Escrow Agent (the “Escrow Agreement”). At least one (1) Business Day before the anticipated date of the Business Combination Closing specified in such written notice, the Purchaser shall deliver the FPS Purchase Price in cash via wire transfer to the account specified in such written notice, to be held in escrow pending the Business Combination Closing. If the Business Combination Closing does not occur within thirty (30) days after the Purchaser delivers the FPS Purchase Price to the Escrow Agent, the Escrow Agreement will provide that the Escrow Agent shall automatically return to the Purchaser the FPS Purchase Price, provided that the return of the FPS Purchase Price placed in escrow shall not result in the termination of this Agreement or otherwise relieve either party of any of its obligations hereunder.

(v)             The closing of the sale of the Forward Purchase Securities (the “FPS Closing”) shall be held on the same date as, and immediately prior to, the Business Combination Closing (such date being referred to as the “Closing Date”); provided that the Closing Date shall not occur earlier than 90 days following the IPO Closing. At the FPS Closing, the Company will issue to the Purchaser the number of Forward Purchase Securities agreed to be purchased, each registered in the name of the Purchaser, against (and concurrently with) release of the FPS Purchase Price by the Escrow Agent to the Company.

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(vi)             The Company shall keep the Purchaser informed as to the progress of identifying and evaluating potential Business Combination targets (each a “Target”). The Company shall use reasonable best efforts to provide the Purchaser with such information and access as may reasonably be requested by the Purchaser in connection with its rights hereunder, including (i) participation, upon reasonable advance notice, by senior management in a reasonable number of meetings, presentations and due diligence sessions at times and in locations reasonably acceptable to the Company, and (ii) furnishing the Purchaser, to the extent reasonably available to the Company, with documents or other information related to Target. Notwithstanding anything to the contrary herein, the Purchaser shall be excused from its obligation to purchase the Securities in whole or in part in connection with a specific Business Combination (the “Right of Excusal”) for any reason, including, without limitation, if it has determined that such purchase would constitute a conflict of interest, if it does not deliver an Acceptance Notice (as defined below) by the Acceptance Deadline (as defined below) as described below:

(A)             The Company shall provide written notice to the Purchaser upon reaching an agreement in principle to enter into a Business Combination with a specific Target. Such written notice shall include sufficient information about such Target that the Purchaser has the ability to thoroughly evaluate the proposed Business Combination.

(B)              At least seven (7) Business Days prior to any vote of the Board of Directors of the Company (the “Board”) to approve the execution of a definitive agreement for a Business Combination with a Target (a “Definitive Agreement”), written notice (the “Transaction Notice”) of the Company’s intention to hold such a Board vote shall be delivered by the Company to the Purchaser (the date the Transaction Notice is delivered to the Purchaser being referred to herein as the “Notice Date”). The Transaction Notice shall set forth the material terms and such other information as may be reasonably necessary for the Purchaser to evaluate the terms of such Business Combination.

(C)              The Purchaser shall have until the end of the fifth (5th) Business Day after the Notice Date (such date, the “Acceptance Deadline”) to deliver written notice (an “Acceptance Notice”) to the Company that it will purchase the Securities in whole or in part. The Company shall not call for a Board vote on the proposed Business Combination until after the Acceptance Deadline.

(D)             For the avoidance of doubt, if the Purchaser does not deliver an Acceptance Notice by the Acceptance Deadline, the Purchaser shall no longer have any right or obligation to purchase any Securities.

(E)              The Purchaser acknowledges and understands that in order to participate in the Company’s interactions with any Target, and in order to receive information possessed by the Company related to any Target, the Purchaser will be required to enter into or be joined to confidentiality and nondisclosure agreements on customary and reasonable terms with such Target restricting the use and disclosure of such information, and that, under certain circumstances, the Purchaser may come into possession of material, nonpublic information regarding a publicly traded company.

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(vii)          Notwithstanding the foregoing, if the Purchaser does not exercise its Right of Excusal and (x) defaults in its obligation hereunder to fund the FPS Purchase Price for any amount of Forward Purchase Securities on the Closing Date or (y) fails to purchase in full the amount of Market Shares specified in the Funding Request, (i) the Company shall not be under any obligation to pay the pro rata portion of the Commitment Fee related to such amount of Forward Purchase Securities or the amount of Market Shares equal to the difference, if any, between the Market Commitment Amount and the total amount of Market Shares that the Purchaser purchased in Market Purchases (the “Shortfall”), as applicable; (ii) the Company shall be entitled, following written request to the Purchaser therefor, to receive a refund of the pro rata portion of any Commitment Carrying Costs previously paid by the Company related to such amount of Forward Purchase Securities or Shortfall, as applicable; and (iii) to the extent the Company postpones the special meeting of stockholders to approve the Business Combination as a result of such default by the Purchaser to fund the FPS Purchase Price for any amount of Forward Purchase Securities on the Closing Date, the Company shall be entitled, following written request to the Purchaser therefor, to be reimbursed by Purchaser for any documented out-of-pocket costs reasonably incurred by the Company in connection with postponing the special meeting (provided such postponement does not exceed six (6) months from the previously scheduled special meeting date). The parties hereto acknowledge and agree that the payments provided for in the immediately preceding sentence represent liquidated damages and the payment thereof by Purchaser shall constitute the Company’s sole remedy for any default by the Purchaser to fund the FPS Purchase Price for any amount of Forward Purchase Securities on the Closing Date or failure by the Purchaser to purchase in full the amount of Market Shares.

(b)           Delivery of Forward Purchase Securities.

(i)            The Company shall register the Purchaser as the owner of the Forward Purchase Securities purchased by the Purchaser hereunder with the Company’s transfer agent by book entry on or promptly after (but in no event more than two (2) Business Days after) the date of the FPS Closing.

(ii)              Each register and book entry for the Forward Purchase Securities shall contain a notation, and each certificate (if any) evidencing the Forward Purchase Securities shall be stamped or otherwise imprinted with a legend, in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS.”

(c)             Legend Removal. If the Forward Purchase Securities are eligible to be sold without restriction under, and without the Company being in compliance with the current public information requirements of, Rule 144 under the Securities Act, then at the Purchaser’s request, the Company will, at its sole expense, cause the Company’s transfer agent to remove the legend set forth in Section 1(b)(ii). In connection therewith, if required by the Company’s transfer agent, the Company will, at its sole expense, promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent to issue or transfer such Forward Purchase Securities without any such legend.

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(d)             Registration Rights. The Purchaser shall have registration rights with respect to the Forward Purchase Securities pursuant to a Registration Rights Agreement to be entered into with the Company on the date hereof (the “Registration Rights Agreement”).

2.            Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows, as of the date hereof:

(a)             Organization and Power. The Purchaser is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation (if the concept of “good standing” is a recognized concept in such jurisdiction) and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b)             Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute the valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c)             Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Purchaser in connection with the consummation of the transactions contemplated by this Agreement.

(d)             Compliance with Other Instruments. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its organizational documents, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Purchaser, in each case (other than clause (i)), which would have a material adverse effect on the Purchaser or its ability to consummate the transactions contemplated by this Agreement.

(e)             Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Forward Purchase Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of law. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Forward Purchase Securities. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or any government or any department or agency thereof.

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(f)              Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering and sale of the Forward Purchase Securities, as well as the terms of the Company’s proposed IPO, with the Company’s management.

(g)             Restricted Securities. The Purchaser understands that the offering and sale of the Forward Purchase Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Forward Purchase Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Forward Purchase Securities indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Forward Purchase Securities, or any equity securities into which they may be converted, for resale, except pursuant to the Registration Rights Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Forward Purchase Securities, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy. The Purchaser acknowledges that the Company confidentially submitted the Registration Statement for the IPO to the SEC for review. The Purchaser understands that the offering of the Forward Purchase Securities is not, and is not intended to be, part of the IPO, and that the Purchaser will not be able to rely on the protection of Section 11 of the Securities Act with respect to the offering of the Forward Purchase Securities.

(h)             No Public Market. The Purchaser understands that no public market now exists for the Forward Purchase Securities, and that the Company has made no assurances that a public market will ever exist for the Forward Purchase Securities.

(i)             High Degree of Risk. The Purchaser understands that its agreement to purchase the Forward Purchase Securities involves a high degree of risk which could cause the Purchaser to lose all or part of its investment, and that it will be contractually obligated to vote its Securities in favor of the Company’s Business Combination.

(j)             Accredited Investor. The Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(k)            No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder, (i) to its knowledge, engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Forward Purchase Securities.

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(l)            Residence. The principal place of business of the Purchaser is the office located at the address of the Purchaser set forth in Section 8(a) hereof.

(m)           Adequacy of Financing. The Purchaser has available to it sufficient funds to satisfy its obligations under this Agreement.

(n)             No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 2 and in any certificate or agreement delivered pursuant hereto, none of the Purchaser nor any person acting on behalf of the Purchaser nor any of the Purchaser’s affiliates (the “Purchaser Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Purchaser and the offer, sale and purchase of the Securities, and the Purchaser Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Company in Section 3 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Purchaser Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Company, any person on behalf of the Company or any of the Company’s affiliates (collectively, the “Company Parties”).

3.            Representations and Warranties of the Company. The Company represents and warrants to the Purchaser on the date hereof, as of any date on which the Purchaser purchases Market Shares and as of the FPS Closing, as follows:

(a)           Organization and Corporate Power. The Company is duly incorporated, validly existing and in good standing as a corporation under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company has no subsidiaries.

(b)           Capitalization. The authorized share capital of the Company consists, as of the date hereof, of:

(i)            100,000,000 Class A Shares, none of which are issued and outstanding;

(ii)              10,000,000 Class B Shares, 5,750,000 of which are issued and outstanding and held by the Sponsor and the Purchaser. All of the outstanding Class B Shares have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws; and

(iii)            1,000,000 preferred shares, none of which are issued and outstanding.

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(c)             Authorization. All corporate action required to be taken by the Company’s Board of Directors and stockholders in order to authorize the Company to enter into this Agreement, and to issue the Forward Purchase Securities at the FPS Closing, and the securities issuable upon conversion of the Forward Purchase Securities (if any), has been taken or will be taken prior to the FPS Closing, as applicable. All action on the part of the stockholders, directors and officers of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement to be performed as of the FPS Closing, and the issuance and delivery of the Forward Purchase Securities and the securities issuable upon conversion of the Forward Purchase Securities (if any) has been taken or will be taken prior to the FPS Closing, as applicable. This Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d)             Valid Issuance of Forward Purchase Securities. The Forward Purchase Securities, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement and the related purchase agreement for the sale and purchase of the Forward Purchase Securities and registered in the register of the Company, and the securities issuable upon conversion of the Forward Purchase Securities (if any), when issued in accordance with the terms of the Forward Purchase Securities, this Agreement and such purchase agreement, and registered in the register of the Company, will be validly issued, fully paid and nonassessable and free of all preemptive or similar rights, taxes, liens, encumbrances and charges with respect to the issue thereof and restrictions on transfer other than restrictions on transfer specified under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser. Assuming the accuracy of the representations of the Purchaser in this Agreement and subject to the filings described in Section 3(e) below, the Forward Purchase Securities will be issued in compliance with all applicable federal and state securities laws.

(e)             Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchaser in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for any filings pursuant to applicable state securities laws and pursuant to the Registration Rights Agreement.

(f)              Compliance with Other Instruments. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of the Company’s certificate of incorporation (the “Charter”), bylaws or other governing documents, (ii) of any instrument, judgment, order, writ or decree to which the Company is a party or by which the Company is bound, (iii) under any note, indenture or mortgage to which the Company is a party or by which the Company is bound, (iv) under any lease, agreement, contract or purchase order to which the Company is a party or by which the Company is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Company, in each case (other than clause (i)) which would have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement.

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(g)             Operations. As of the date hereof, the Company has not conducted, and prior to the IPO Closing the Company will not conduct, any operations other than organizational activities and activities in connection with offerings of the Forward Purchase Securities.

(h)             Foreign Corrupt Practices. Neither the Company, nor any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(i)            Compliance with Anti-Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA Patriot Act of 2001 and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(j)            Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Company’s officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such.

(k)             No General Solicitation. Neither the Company, nor any of its officers, directors, employees, agents or stockholders has either directly or indirectly, including through a broker or finder, (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Forward Purchase Securities.

(l)            No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3 and in any certificate or agreement delivered pursuant hereto, none of the Company Parties has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Company, the offer, sale and purchase of the Securities, the proposed IPO or a potential Business Combination, and the Company Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Purchaser in Section 2 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Company Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by any of the Purchaser Parties.

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4.            Additional Agreements and Acknowledgements of the Purchaser.

(a)           Trust Account.

(i)            The Purchaser hereby acknowledges that it is aware that the Company will establish a trust account (the “Trust Account”) in which the proceeds of the IPO and from certain private placements occurring simultaneously with the IPO (such proceeds, including interest or other earnings accrued from time to time thereon, collectively, the “Trust Funds”) shall be deposited for the benefit of the Company’s public stockholders and the underwriters of the IPO. The Purchaser, for itself and its affiliates, hereby agrees that it has no right, title, interest or claim of any kind in or to any Trust Funds, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by it.

(ii)              The Purchaser hereby agrees that it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any Trust Funds, and hereby irrevocably waives any Claim to, or to any Trust Funds that it may have now or in the future, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by it. In the event the Purchaser has any Claim against the Company under this Agreement, the Purchaser shall not pursue such Claim against the Trust Funds, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by it.

(iii)            Nothing contained in this Section 4(a) shall be construed or intended to limit or otherwise waive any rights of the Purchaser to receive any underwriting fees payable with respect to the IPO.

(b)           Redemption and Liquidation. The Purchaser hereby waives, with respect to any Public Shares held by it, any redemption rights it may have in connection with (i) the consummation of a Business Combination, including, without limitation, any such rights available in the context of a stockholder vote to approve such Business Combination and (ii) any stockholder vote to approve an amendment to the Charter that would affect the substance or timing of the Company’s obligation to redeem 100% of the Public Shares sold in the IPO if the Company has not consummated an initial Business Combination within the time period set forth in the Charter or in the context of a tender offer made by the Company to purchase Public Shares, it being understood that the Purchaser shall be entitled to redemption and liquidation rights with respect to any Public Shares held by it in the event the Company does not complete a Business Combination and liquidates.

(c)           Voting. The Purchaser hereby agrees that if the Company seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, the Purchaser shall vote any Class A Shares owned by it in favor of any proposed Business Combination. If the Purchaser fails to vote any Class A Shares it is required to vote hereunder in favor of a proposed Business Combination, the Purchaser hereby grants hereunder to the Company and any representative designated by the Company without further action by the Purchaser a limited irrevocable power of attorney to effect such vote on behalf of the Purchaser, which power of attorney shall be deemed to be coupled with an interest.

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5.            Additional Agreements of the Company.

(a)           No Material Non-Public Information. The Company agrees that no information provided to the Purchaser in connection with this Agreement will, upon the IPO Closing, constitute material non-public information of the Company.

(b)           Nasdaq Listing. The Company will use commercially reasonable efforts to effect and maintain the listing of the Public Shares on Nasdaq (or another national securities exchange).

(c)           No Amendments to Charter. The Amended and Restated Certificate of Incorporation of the Company will be in substantially the same form of Exhibit A hereto and will not be amended in any material respect prior to the IPO Closing without the Purchaser’s prior written consent.

6.            FPS Closing Conditions.

(a)          The obligation of the Purchaser to purchase the Forward Purchase Securities at the FPS Closing under this Agreement shall be subject to the fulfillment, at or prior to the FPS Closing, of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Purchaser:

(i)            The Business Combination shall be consummated substantially concurrently with, and immediately following, the purchase of the Forward Purchase Securities;

(ii)              The Company shall have delivered to the Purchaser a certificate evidencing the Company’s good standing as a Delaware corporation, as of a date within ten (10) Business Days of the Closing Date;

(iii)            The representations and warranties of the Company set forth in Section 3 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the FPS Closing, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement;

(iv)             The Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the FPS Closing;

(v)             No order, writ, judgment, injunction, decree, determination, or award shall have been entered or threatened by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect or threatened, preventing the purchase by the Purchaser of the Forward Purchase Securities; and

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(vi)             The Business Combination shall not be with a company or companies that is or are: (a) engaged in the adult entertainment, marijuana, personal firearms manufacturing or casino operation business sectors, or global investment banks that directly compete with the Purchaser; (b) engaged in a business that upon the completion of the Business Combination would cause the Purchaser to be required to change its corporate structure; or (c) doing business with embargoed or sanctioned countries, or is on a terrorist watch list of any kind.

(b)           The obligation of the Company to sell the Forward Purchase Securities at the FPS Closing under this Agreement shall be subject to the fulfillment, at or prior to the FPS Closing, of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Company:

(i)            The Business Combination shall be consummated substantially concurrently with, and immediately following, the purchase of the Forward Purchase Securities;

(ii)              The representations and warranties of the Purchaser set forth in Section 2 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the FPS Closing, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Purchaser or its ability to consummate the transactions contemplated by this Agreement;

(iii)            The Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the FPS Closing; and

(iv)             No order, writ, judgment, injunction, decree, determination, or award shall have been entered or threatened by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect or threatened, preventing the purchase by the Purchaser of the Forward Purchase Securities.

7.            Termination. This Agreement (and any obligations hereunder, including the obligation to purchase the Securities) may be terminated at any time (including prior to the FPS Closing, if applicable):

(a)           by mutual written consent of the Company and the Purchaser;

(b)           automatically:

(i)            if the IPO is not consummated on or prior to [______], 2020;

(ii)              if the gross proceeds from the IPO do not equal or exceed $100,000,000;

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(iii)            if the Business Combination is not consummated within 18 months from the closing of the IPO, unless extended in accordance with the Charter; or

(iv)             if the Company becomes bankrupt or insolvent; or

(c)           by the Purchaser upon written notice to the Company, if Ophir Sternberg dies or is convicted of a crime involving fraud or dishonesty.

In the event of any termination of this Agreement pursuant to this Section 7, the FPS Purchase Price, if previously paid, and all of the Purchaser’s funds paid in connection herewith shall be promptly returned to the Purchaser, and thereafter this Agreement shall forthwith become null and void and have no effect, without any liability on the part of the Purchaser or the Company and their respective directors, officers, employees, partners, managers, members, or stockholders and all rights and obligations of each party shall cease; provided, however, that nothing contained in this Section 7 shall relieve either party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement.

8.            General Provisions.

(a)             Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications sent to the Company shall be sent to: Lionheart Acquisition Corporation II, [●], Attn: [●], email: [●], with a copy to the Company’s counsel at: Loeb & Loeb LLP, 345 Park Avenue, New York, New York 10154, Attn: [●], email: [●], fax: [●].

All communications to the Purchaser shall be sent to: Nomura Securities International, Inc., Worldwide Plaza, 309 West 49th Street, New York, New York 10019-7316, Attention: Head of Equity Capital Markets, Americas (facsimile: 646-587-8740), with a copy to the Head of IBD Legal (facsimile: 646-587-9548).

(b)             No Finder’s Fees. Other than the Commitment Fee and the Commitment Carrying Costs payable to the Purchaser hereunder and any underwriting fees due to the Purchaser in connection with the IPO, each of which shall be the responsibility of the Company, each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

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(c)             Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the FPS Closing.

(d)             Entire Agreement. This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(e)             Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f)             Assignments. Except as otherwise specifically provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Notwithstanding anything to the contrary herein, the Purchaser may assign its rights and delegate its duties and obligations under this Agreement in whole or in part to one or more of its affiliates without the Company’s written consent. Any assignment of this Agreement by the Purchaser shall be void ab initio if such assignment requires the Company’s written consent and such consent is not granted. For the avoidance of doubt, any assignment of this Agreement or any of the rights, interests, or obligations hereunder shall not affect the Company’s obligation to pay (or cause to be paid) the Commitment Fee, the Commitment Carrying Costs and any underwriting fees due to the Purchaser in connection with the IPO.

(g)             Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(h)             Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(i)            Governing Law. This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

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(j)            Jurisdiction. The parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York located in the county of New York and to the jurisdiction of the United States District Court for the Southern District of New York in New York county for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York located in the county of New York or the United States District Court for the Southern District of New York in New York county, and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(k)             Waiver of Jury Trial. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

(l)            Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except with the prior written consent of the Company and the Purchaser.

(m)             Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(n)             Expenses. Each of the Company and the Purchaser will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants. The Company shall be responsible for the fees of its transfer agent; stamp taxes and all fees of The Depository Trust Company associated with the issuance and resale of the Forward Purchase Securities and the securities issuable upon conversion of the Forward Purchase Securities (if any).

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(o)             Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

(p)             Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(q)             Confidentiality. Except as may be required by law, regulation or applicable stock exchange listing requirements, unless and until the transactions contemplated hereby and the terms hereof are publicly announced or otherwise publicly disclosed by the Company, the parties hereto shall keep confidential and shall not publicly disclose the existence or terms of this Agreement.

(r)              Specific Performance. Subject to Section 1(a)(vii) hereof, the Purchaser agrees that irreparable damage may occur in the event any provision of this Agreement was not performed by the Purchaser in accordance with the terms hereof and that the Company shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

PURCHASER:

NOMURA SECURITIES INTERNATIONAL, INC.

By:
Name:
Title:

[Signature Page to Forward Purchase Agreement]

COMPANY:

LIONHEART ACQUISITION CORPORATION II

By:
Name:
Title:

[Signature Page to Forward Purchase Agreement]

Exhibit A

Form of Amended and Restated Certificate of Incorporation of the Company